                                                                     Exhibit 2.9

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG



                              U.S. CONCRETE, INC.,

 B. THOMAS STOVER, AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 20, 1986 FOR
                               B. THOMAS STOVER,

 SARAH M. STOVER, AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 27, 1990 FOR
                                SARAH M. STOVER,

                               B. ANDREW STOVER,

 B. THOMAS STOVER, CUSTODIAN UNDER MICHIGAN UNIFORM GIFTS TO MINORS ACT FOR THE
                         BENEFIT OF CAROLYN A. STOVER,

                               JEFFERY D. SPAHR,

                             JEFFREY T. STOVER, AND

                               BRADLEY C. STOVER




                          Dated as of November 5, 1999

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS......................................................................................     1

  1.01   DEFINITIONS........................................................................................     1
  1.02   INTERPRETATION.....................................................................................     6

ARTICLE II  SALE; PURCHASE PRICE............................................................................     6

  2.01   SALE AND TRANSFER OF COMPANIES SHARES..............................................................     6
  2.02   PURCHASE PRICE.....................................................................................     7
  2.03   DELIVERY OF CONSIDERATION..........................................................................     7

ARTICLE III  CLOSING........................................................................................     7

  3.01   CLOSING............................................................................................     7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..............................................     7

  4.01   DUE ORGANIZATION AND QUALIFICATION.................................................................     8
  4.02   AUTHORIZATION; NON-CONTRAVENTION; APPROVALS........................................................     8
  4.03   CAPITALIZATION AND OWNERSHIP.......................................................................     9
  4.04   SUBSIDIARIES.......................................................................................     9
  4.05   FINANCIAL STATEMENTS...............................................................................     9
  4.06   LIABILITIES AND OBLIGATIONS........................................................................    11
  4.07   ACCOUNTS AND NOTES RECEIVABLE......................................................................    11
  4.08   PROPERTIES AND ASSETS..............................................................................    12
  4.09   MATERIAL CUSTOMERS AND CONTRACTS...................................................................    13
  4.10   PERMITS............................................................................................    14
  4.11   ENVIRONMENTAL MATTERS..............................................................................    15
  4.12   LABOR AND EMPLOYEE RELATIONS; EMPLOYMENT MATTERS...................................................    15
  4.13   INSURANCE..........................................................................................    16
  4.14   COMPENSATION; EMPLOYMENT AGREEMENTS................................................................    16
  4.15   NONCOMPETITION, CONFIDENTIALITY AND NONSOLICITATION AGREEMENTS; EMPLOYEE POLICIES..................    17
  4.16   EMPLOYEE BENEFIT PLANS.............................................................................    17
  4.17   LITIGATION AND COMPLIANCE WITH LAW.................................................................    19
  4.18   TAXES..............................................................................................    20
  4.19   ABSENCE OF CHANGES.................................................................................    20
  4.20   ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY.............................................    22
  4.21   ABSENCE OF CERTAIN BUSINESS PRACTICES..............................................................    22
  4.22   COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS............................................    22
  4.23   INTANGIBLE PROPERTY................................................................................    22
  4.24   CAPITAL EXPENDITURES...............................................................................    22
  4.25   INVENTORIES........................................................................................    22
  4.26   NO IMPLIED REPRESENTATIONS.........................................................................    22
  4.27   DISCLOSURE.........................................................................................    23
  4.29   YEAR 2000 COMPLIANCE...............................................................................    23

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
ARTICLE V   REPRESENTATIONS AND WARRANTIES OF U.S. CONCRETE AND NEWCO......................................     23

  5.01   ORGANIZATION.......................................................................................    23
  5.02   AUTHORIZATION; NON-CONTRAVENTION; APPROVALS........................................................    24
  5.03   U.S. CONCRETE COMMON STOCK.........................................................................    24
  5.04   SEC FILINGS; DISCLOSURE............................................................................    24
  5.05   NO IMPLIED REPRESENTATIONS.........................................................................    24
  5.06   DISCLOSURE.........................................................................................    24

ARTICLE VI   CERTAIN COVENANTS..............................................................................    25

  6.01   RELEASE FROM GUARANTEES............................................................................    25
  6.02   FUTURE COOPERATION; TAX MATTERS....................................................................    25
  6.03   EXPENSES...........................................................................................    25
  6.04   LEGAL OPINION......................................................................................    25
  6.05   EMPLOYMENT AGREEMENTS..............................................................................    25
  6.06   OTHER DOCUMENTS....................................................................................    25
  6.07   REPAYMENT OF RELATED PARTY INDEBTEDNESS............................................................    25
  6.08   STOCK OPTIONS......................................................................................    26
  6.09   SECTION 338(H)(10) ELECTION........................................................................    26
  6.10   WORKING CAPITAL ADJUSTMENT.........................................................................    26
  6.11   PRE-CLOSING DISTRIBUTIONS..........................................................................    26
  6.12   LEASE AGREEMENTS...................................................................................    26

ARTICLE VII   INDEMNIFICATION...............................................................................    28

  7.01   GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.........................................................   28
  7.02   INDEMNIFICATION BY U.S. CONCRETE....................................................................   29
  7.03   THIRD PERSON CLAIMS.................................................................................   29
  7.04   NON-THIRD PERSON CLAIMS.............................................................................   30
  7.05   INDEMNIFICATION DEDUCTIBLE..........................................................................   30
  7.06   INDEMNIFICATION LIMITATION..........................................................................   30
  7.07   INDEMNIFICATION FOR NEGLIGENCE OF INDEMNIFIED PARTY.................................................   30

ARTICLE VIII NONCOMPETITION COVENANTS........................................................................   31

  8.01   PROHIBITED ACTIVITIES...............................................................................   31
  8.02   EQUITABLE RELIEF....................................................................................   32
  8.03   REASONABLE RESTRAINT................................................................................   32
  8.04   SEVERABILITY; REFORMATION...........................................................................   32
  8.05   MATERIAL AND INDEPENDENT COVENANT...................................................................   32

ARTICLE IX   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.......................................................   33

  9.01   GENERAL.............................................................................................   33
  9.02   EQUITABLE RELIEF....................................................................................   33

ARTICLE X    FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON U.S. CONCRETE COMMON STOCK...............   33

  10.01   COMPLIANCE WITH LAW................................................................................   33




  10.02   ECONOMIC RISK; SOPHISTICATION; ACCREDITED INVESTORS................................................  34
  10.03   RULE 144 REPORTING.................................................................................  34
  10.04   RESTRICTION ON SALE OR OTHER TRANSFER OF RESTRICTED SHARES.........................................  34

ARTICLE XI   MISCELLANEOUS...................................................................................  35

  11.01   SUCCESSORS AND ASSIGNS; RIGHTS OF PARTIES..........................................................  35
  11.02   ENTIRE AGREEMENT...................................................................................  35
  11.03   COUNTERPARTS.......................................................................................  35
  11.04   BROKERS AND AGENTS.................................................................................  36
  11.05   NOTICES............................................................................................  36
  11.06   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................  37
  11.07   EXERCISE OF RIGHTS AND REMEDIES; REMEDIES CUMULATIVE...............................................  37
  11.08   REFORMATION AND SEVERABILITY.......................................................................  37
  11.09   SECTION HEADINGS; GENDER...........................................................................  37
  11.10   GOVERNING LAW......................................................................................  38
  11.11   DISPUTE RESOLUTION.................................................................................  38


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 5, 1999, by and among U.S. Concrete, Inc., a Delaware corporation ("U.S. Concrete"), and B. Thomas Stover, as Trustee under the Trust Agreement dated February 20, 1986 for B. Thomas Stover, Sarah M. Stover, as Trustee under the Trust Agreement dated February 27, 1990 for Sarah M. Stover, B. Andrew Stover,
B. Thomas Stover, Custodian under the Michigan Uniform Gifts to Minors Act for the benefit of Carolyn A. Stover, Jeffery D. Spahr, Jeffrey T. Stover and Bradley C. Stover (such individuals, trustees and trusts are collectively referred to hereinafter as the "Stockholders"), with the Stockholders being the only stockholders of Fendt Transit Mix, Inc., a Michigan corporation ("Fendt"), AFTM Corporation, a Michigan corporation ("AFTM"), and Hunter Equipment Company, a Michigan corporation ("Hunter") (Fendt, AFTM and Hunter are collectively referred to hereinafter as the "Companies"),.

     WHEREAS, the Stockholders are the owners and holders of the issued and outstanding (i) shares (the "Fendt Shares") of common stock of Fendt, no par value (the "Fendt Common Stock"), (ii) shares (the "AFTM Shares") of common stock of AFTM, no par value (the "AFTM Common Stock") and (iii) shares (the "Hunter Shares") of common stock of Hunter, no par value (the "Hunter Common Stock") set forth opposite his or her name on Schedule 4.03 (the Fendt Shares, AFTM Shares and Hunter Shares are collectively referred to herein as the "Companies Shares"), which Companies Shares in the aggregate constitute one hundred percent (100%) of the issued and outstanding capital stock of Fendt, AFTM and Hunter.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.01 DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

     "Affiliate" of, or "Affiliated" with, a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity.

     "AFTM" has the meaning set forth in the first paragraph of this Agreement.

     "AFTM Common Stock" has the meaning set forth in the second paragraph of this Agreement.

     "AFTM Financial Statements" has the meaning set forth in Section 4.05.

     "AFTM Interim Balance Sheet" has the meaning set forth in Section 4.05.

     "AFTM Interim Financial Statements" has the meaning set forth in Section 4.05.

     "AFTM Shares" has the meaning set forth in the second paragraph of this Agreement.

     "AFTM Year-End Financial Statements" has the meaning set forth in Section 4.05.

     "Agreement" has the meaning set forth in the first paragraph of this Agreement.

     "Balance Sheet Date" has the meaning set forth in Section 4.05.

     "Cash" means all cash and cash equivalents of the Companies.

     "Closing" has the meaning set forth in ARTICLE III.

     "Closing Date" has the meaning set forth in ARTICLE III.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companies" has the meaning set forth in the first paragraph of this Agreement.

     "Companies Common Stock" has the meaning set forth in Section 4.03.

     "Companies Shares" has the meaning set forth in the second paragraph of this Agreement.

     "Company" means any of the Companies.

     "Competitive Business" means any business that involves the production and sale of any building material that competes with any building material produced and sold by any Company, including without limitation, any business that involves the production and sale of ready-mixed concrete (including truck-mixed concrete) and other cement mixtures and pre-cast concrete products and any logical extension of or business activity reasonably related to any of the foregoing.

     "Employee benefit plan" has the meaning set forth in Section 4.16.

     "Employee pension benefit plan" has the meaning set forth in Section 4.16.

     "Employment Agreements" has the meaning set forth in Section 6.05.

     "Encumbrances" means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, preemptive rights, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

     "Environmental Laws" means any and all Laws or agreements with any Governmental Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, ambient air, surface water (including water management and runoff), groundwater, drinking water supply, surface land, subsurface strata, plant and animal life or any other natural resource) or human health or safety, (b) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitation, Hazardous Substances) or noxious noise or odor into the environment or (c) the exposure to, or the use, storage, recycling, treatment, manufacture, generation, transport, distribution, processing, handling, labeling, production, removal, release or disposal of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitation, Hazardous Substances), in each case as amended and as now or hereafter in effect. The term "Environmental Laws" includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Safe Drinking Water Act, the Atomic Energy Act and the Hazardous Materials Transportation Act, each as amended from time to time, and any other Laws now or hereafter relating to any of the foregoing, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

     "ERISA" has the meaning set forth in Section 4.16.

     "ERISA Affiliate" has the meaning set forth in Section 4.16.

     "Expiration Date" has the meaning set forth in Section 11.06.

     "Fendt" has the meaning set forth in the first paragraph of this Agreement.

     "Fendt Common Stock" has the meaning set forth in the second paragraph of this Agreement.

     "Fendt Financial Statements" has the meaning set forth in Section 4.05.

     "Fendt Interim Balance Sheet" has the meaning set forth in Section 4.05.

     "Fendt Interim Financial Statements" has the meaning set forth in Section 4.05.

     "Fendt Shares" has the meaning set forth in the second paragraph of this Agreement.

     "Fendt Year-End Financial Statements" has the meaning set forth in Section 4.05.

     "Financial Statements" has the meaning set forth in Section 4.05.

     "GAAP" means generally accepted accounting principles as currently applied by the respective party on a basis consistent with preceding years and throughout the periods involved.

     "Governmental Authority" means any federal, state, local or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

     "Hazardous Substances" means any and all substances presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. The term "Hazardous Substances" includes, without limitation, any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     "Hunter" has the meaning set forth in the first paragraph of this Agreement.

     "Hunter Common Stock" has the meaning set forth in the fourth paragraph of this Agreement.

     "Hunter Financial Statements" has the meaning set forth in Section 4.05.

     "Hunter Interim Balance Sheet" has the meaning set forth in Section 4.05.

     "Hunter Interim Financial Statements" has the meaning set forth in Section 4.05.

     "Hunter Shares" has the meaning set forth in the second paragraph of this Agreement.

     "Hunter Year-End Financial Statements" has the meaning set forth in Section 4.05.

     "Incentive Plan" has the meaning set forth in Section 6.07.

     "Indemnified Party" has the meaning set forth in Section 7.03.

     "Indemnifying Party" has the meaning set forth in Section 7.03.

     "Initial Lockup Period" has the meaning set forth in Section 10.04.

     "Interim Balance Sheets" has the meaning set forth in Section 4.05.

     "Interim Financial Statements" has the meaning set forth in Section 4.05.

     "IRCA" has the meaning set forth in Section 4.12.

     "Laws" means any and all federal, state, local or foreign statutes, laws, ordinances, proclamations, codes, regulations, licenses, permits, authorizations, rulings, approvals, consents, legal doctrines, published requirements, orders, decrees, judgments, injunctions and rules of any Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, record keeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

     "Listed Agreements" has the meaning set forth in Section 4.09.

     "Lockup Periods" has the meaning set forth in Section 10.04.

     "Losses" means any and all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and costs and expenses of investigation), net of (i) income Tax effects with respect thereto (including, without limitation, income Tax benefits recognized in connection therewith and income Taxes upon any indemnification recovery thereof) and (ii) insurance recoveries.

     "Material Customers" has the meaning set forth in Section 4.09.

     "Noncompete Term" has the meaning set forth in Section 8.01(a).

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Options" has the meaning set forth in Section 6.08.

     "Permits" has the meaning set forth in Section 4.10.

     "Permitted Encumbrances" means any and all (a) Encumbrances reserved against in the Interim Balance Sheet, (b) Encumbrances for property or ad valorem Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Companies' books in accordance with GAAP, and (c) obligations under operating and capital leases described in Schedule 4.09.

     "Plan" has the meaning set forth in Section 4.16.

     "Qualified Plan" has the meaning set forth in Section 4.16.

     "Restricted Shares" has the meaning set forth in Section 10.01.

     "Rule 144" means Rule 144 as promulgated under the 1933 Act.

     "SEC" means the Securities and Exchange Commission.

     "Secondary Lockup Period" has the meaning set forth in Section 10.04.

     "Section 338(h)(10) Election" has the meaning set forth in Section 6.09.

     "Stockholder" means any of the Stockholders.

     "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

     "Structures" has the meaning set forth in Section 4.08.

     "Taxes" has the meaning set forth in Section 4.18.

     "Territory" has the meaning set forth in Section 8.01.

     "Third Person" has the meaning set forth in Section 7.03.

     "U.S. Concrete" has the meaning set forth in the first paragraph of this Agreement.

     "U.S. Concrete Common Stock" means U.S. Concrete's Common Stock, par value $.001 per share.

     "Year-End Financial Statements" has the meaning set forth in Section 4.05.

     "Year 2000 Compliant" has the meaning set forth in Section 4.28.

     1.02 INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in Section 1.01 and elsewhere in this Agreement include the plural as well as the singular and vice versa;

          (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

          (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II
                              SALE; PURCHASE PRICE

     2.01 SALE AND TRANSFER OF COMPANIES SHARES. Subject to the terms and conditions of this Agreement, the Stockholders shall sell, convey and deliver to U.S. Concrete, and U.S. Concrete shall purchase and accept from the Stockholders, all of the right, title and interest of the Stockholders in and to the Companies Shares.

     2.02 PURCHASE PRICE. In consideration for the sale of the Companies Shares owned by the Stockholders to U.S. Concrete, U.S. Concrete shall pay to the Stockholders at Closing an aggregate purchase price (the "Purchase Price") of $17,247,308, consisting of (i) $13,797,846 in cash and (ii) an aggregate of 549,715 shares of U.S. Concrete Common Stock. Schedule 2.02 attached hereto sets forth the portion of the Purchase Price that is to be paid to each Stockholder.

     2.03 DELIVERY OF CONSIDERATION. At the Closing, (a) the Stockholders shall furnish to U.S. Concrete the certificates representing their Companies Shares, duly endorsed in blank by each Stockholder or accompanied by duly executed blank stock powers, and (b) U.S. Concrete shall deliver to each Stockholder his or her portion of the cash portion of the Purchase Price (by wire transfer of immediately available funds in accordance with the wiring instructions for such Stockholder set forth on Schedule 2.02) and a copy of an irrevocable instruction letter to U.S. Concrete's transfer agent directing that certificates representing such Stockholder's portion of the U.S. Concrete Common Stock portion of the Purchase Price be delivered to such Stockholder. Each Stockholder agrees promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Companies Shares or with respect to the stock powers accompanying such stock.


                                  ARTICLE III
                                    CLOSING

     3.01 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of U.S. Concrete, 1300 Post Oak Blvd., Suite 1220, Houston, Texas 77056, concurrently with the execution of this Agreement or at such other time and date as U.S. Concrete and the Stockholders may mutually agree, which date is herein referred to as the "Closing Date."


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     The Stockholders, jointly and severally, represent and warrant to U.S. Concrete as follows:

     4.01 DUE ORGANIZATION AND QUALIFICATION. Each Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Michigan and is duly authorized and qualified to do business under all applicable Laws and to carry on its business in the places and in the manner as now conducted. Each Company has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. Schedule 4.01 includes (a) certificate(s) of existence and good standing for each Company issued by the appropriate Governmental Authorities of the State of Michigan, (b) a list of all jurisdictions in which each Company is authorized or qualified to do business and (c) certificate(s) of qualification or authority to do business (or similar certificates) for each Company issued by the appropriate Governmental Authorities of each of the jurisdictions in which each Company is authorized or qualified to do business. No Company owns, leases or operates any assets or properties or carries on any business in any jurisdiction that Schedule 4.01 does not list. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of each Company are attached hereto as Schedule 4.01, and no breach of such Articles of Incorporation or Bylaws has occurred and is continuing. True, complete and correct copies of all stock records and minute books of each Company have been provided to U.S. Concrete.

     4.02 AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

     (a) Each Stockholder has the full legal right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been approved. This Agreement has been duly and validly executed and delivered by each Stockholder, and, assuming the due authorization, execution and delivery hereof by U.S. Concrete, constitutes a valid and binding agreement of each Stockholder, enforceable against each of them in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the enforcement of creditors' rights generally and (b) general equitable principles.

     (b) The execution and delivery of this Agreement by the Stockholders does not, and the consummation by each Company and the Stockholders of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of any Company under any of the terms, conditions or provisions of, (i) the Articles of Incorporation or Bylaws of each Company, (ii) any Law applicable to any Stockholder or any Company or any of the properties or assets of any Stockholder or any Company, except for circumstances that taken in the aggregate could not reasonably be expected to have a material adverse effect on the Companies, or (iii) except as set forth in Schedule 4.02, any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, lease or other instrument, obligation or agreement of any kind to which any Stockholder or any Company is now a party or by which any Company or any of its properties or assets may be bound or affected.

     (c) Except as set forth in Schedule 4.02, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or other person or entity is necessary for the execution and delivery of this Agreement by the Companies and the Stockholders or the consummation by them of the transactions contemplated hereby. Except as set forth in Schedule 4.02, none of the contracts or agreements with Material Customers or contracts providing for purchases or services individually in excess of $25,000, or in the aggregate in excess of $50,000, or other agreements, licenses or Permits to which any Company is a party requires notice to, or the consent or approval of, any Governmental Authority or other person or entity for the execution and delivery of this Agreement by any Company or any Stockholder or to the consummation by any Company or any Stockholder of any of the transactions contemplated hereby to remain in full force and effect following such transaction.

     4.03 CAPITALIZATION AND OWNERSHIP. The authorized capital stock of Fendt consists solely of 60,000 shares of Fendt Common Stock, of which 1,000 shares are issued and outstanding. The authorized capital stock of AFTM consists solely of 60,000 shares of AFTM Common Stock, of which 1,000 shares are issued and outstanding. The authorized capital stock of Hunter consists solely of 60,000 shares of Hunter Common Stock, of which 1,000 shares are issued and outstanding. The Fendt Common Stock, AFTM Common Stock and Hunter Common Stock are collectively referred to herein as the "Companies Common Stock". All of the issued and outstanding shares of the Companies Common Stocks are owned beneficially and of record by the Stockholders as set forth in Schedule 4.03. All of the issued and outstanding shares of the Companies Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the appropriate Company in compliance with all applicable Laws, including, without limitation, those Laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder of any Company. Upon consummation of the transactions contemplated hereby, U.S. Concrete will acquire good, valid and marketable title to the Companies Shares, free and clear of all Encumbrances except for those created by U.S. Concrete. Except as set forth in
Schedule 4.03, (a) no shares of the Companies Common Stock are held by any Company as treasury shares, and (b) no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates any Company to issue any of its capital stock or the Stockholders to transfer any of the capital stock of any Company.

     4.04 SUBSIDIARIES. Except as set forth in Schedule 4.04, the Companies do not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth in Schedule 4.04, no Company is, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity.

     4.05 FINANCIAL STATEMENTS.

     (a) The Companies have delivered to U.S. Concrete true, complete and correct copies of the following financial statements:

          (i) the reviewed balance sheets of Fendt as of January 31, 1997, December 31, 1997, and December 31, 1998 and the related reviewed statements of income and retained earnings for the three-year period ended December 31, 1998, together with the related notes, schedules and report of Fendt's independent accountants (such balance sheets, the related statements of income and retained earnings and the related notes, schedules and reports are collectively referred to herein as the "Fendt Year-End Financial Statements");

          (ii) the unaudited balance sheet (the "Fendt Interim Balance Sheet") of Fendt as of July 31, 1999 (the "Balance Sheet Date") and the related unaudited statements of income and retained earnings for the seven-month period ended on the Balance Sheet Date, together with the related notes and schedules (such balance sheet, the related statements income and retained earnings and the related notes and schedules are collectively referred to herein as the "Fendt Interim Financial Statements"). The Fendt Year-End Financial Statements and the Fendt Interim Financial Statements (collectively, the "Fendt Financial Statements") are attached as Schedule
     4.05 to this Agreement;

          (iii) the reviewed balance sheets of AFTM as of January 31, 1997, December 31, 1997, and December 31, 1998 and the related reviewed statements of income and retained earnings for the three-year period ended December 31, 1998, together with the related notes, schedules and report of AFTM's independent accountants (such balance sheets, the related statements of income and retained earnings and the related notes, schedules and reports are collectively referred to herein as the "AFTM Year-End Financial Statements");

          (iv) the unaudited balance sheet (the "AFTM Interim Balance Sheet") of AFTM as of the Balance Sheet Date and the related unaudited statements of income and retained earnings for the seven-month period ended on the Balance Sheet Date, together with the related notes and schedules (such balance sheet, the related statements of income and retained earnings and the related notes and schedules are referred to herein as the "AFTM Interim Financial Statements"). The AFTM Year-End Financial Statements and the AFTM Interim Financial Statements (collectively, the "AFTM Financial Statements") are attached as Schedule 4.05 to this Agreement;

          (v) the compiled balance sheets of Hunter as of December 31, 1996, 1997 and 1998 and the related compiled statements of income and retained earnings for the three-year period ended December 31, 1998, together with the report of Hunter's independent accountants (such balance sheets, the related statements of income and retained earnings and the reports are collectively referred to herein as the "Hunter Year-End Financial Statements") (the Fendt Year-End Financial Statements, AFTM Financial Statements and Hunter Year-End Financial Statements are collectively referred to herein as the "Year-End Financial Statements"); and

          (vi) the unaudited balance sheet (the "Hunter Interim Balance Sheet") of Hunter as of the Balance Sheet Date (the Fendt Interim Balance Sheet, AFTM Interim Balance Sheet and Hunter Interim Balance Sheet are collectively referred to herein as the "Interim Balance Sheets") and the related unaudited statements of income and retained earnings for the seven-month period ended on the Balance Sheet Date (such balance sheet, the related statements of income and retained earnings are referred to herein as the "Hunter Interim Financial Statements") (the Fendt Interim Financial Statements, AFTM Interim Financial Statements and Hunter Interim Financial Statements are collectively referred to herein as the "Interim Financial Statements"). The AFTM Year-End Financial Statements and the AFTM Interim Financial Statements (collectively, the

     "AFTM Financial Statements") are attached as Schedule 4.05 to this Agreement (the Fendt Financial Statements, AFTM Financial Statements and Hunter Financial Statements are collectively referred to herein as the "Financial Statements").

     (b) Except as set forth in Schedule 4.05, the Financial Statements have been prepared from the books and records of each Company substantially in conformity with GAAP and present fairly the financial position and results of operations of each respective Company as of the dates of such statements and for the periods covered thereby. The books of account of each Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of each Company have been properly recorded therein in all material respects.

     4.06 LIABILITIES AND OBLIGATIONS. Except as set forth in Schedule 4.06, as of the Balance Sheet Date the Companies do not have, nor have they incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) that are reflected or accrued or reserved against in the Financial Statements or reflected in the notes thereto, (b) that are of a nature not required to be reflected in the Financial Statements and that do not exceed or reasonably could be expected to exceed $10,000 individually or $25,000 in the aggregate and (c) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices.
Schedule 4.06 contains a reasonable estimate by each Company and the Stockholders of the maximum amount that may be payable with respect to liabilities which are not fixed. For each such liability for which the amount is not fixed or is contested, each Company has provided a summary description of the liability together with copies of all relevant documentation relating thereto. Schedule 4.06 sets forth each Company's outstanding principal amount of indebtedness for borrowed money (including overdrafts) as of the date hereof. Except as set forth in Schedule 4.06, there are no prepayment penalties, termination fees or other payments triggered by the prepayment or termination of any loan or indebtedness of any Company.

     4.07 ACCOUNTS AND NOTES RECEIVABLE. Schedule 4.07 sets forth an accurate list of the accounts and notes receivable of each Company as of the Balance Sheet Date and of those generated between the Balance Sheet Date and the second business day preceding the Closing Date, including any such amounts which are not reflected in the Interim Balance Sheet. Receivables from and advances to employees, the Stockholders and any entities or persons related to or Affiliates of the Stockholders are separately identified in Schedule 4.07. Schedule 4.07 also sets forth an accurate aging of all accounts and notes receivable of each Company as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Companies, including without limitation those classified as current assets on the Interim Balance Sheets, are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, in the good faith belief of the Stockholders, are collectible in the amounts shown on Schedule 4.07, net of reserves reflected in the Interim Financial Statements with respect to the accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of the Companies (consistent with the methods used in the Interim Financial Statements) with respect to receivables of the Companies after the Balance Sheet Date.

     4.08 PROPERTIES AND ASSETS.

     (a) Schedule 4.08 sets forth an accurate list of all real and personal property included in "property and equipment" on the Interim Balance Sheets and all other tangible assets of the Companies with a book value in excess of $10,000 (i) owned by the Companies as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date. Schedule 4.08 also sets forth an accurate list of all real and personal property currently leased by the Companies, and includes complete and correct copies of leases for significant equipment and for all real property leased by the Companies and descriptions of all real property (as currently owned or leased by the Companies) on which plants, buildings, warehouses, workshops, garages and other structures (collectively, the "Structures") and vehicles used in the operation of the business of the Companies are situated and, for each of those properties, the address thereof, the type and approximate square footage of each Structure located thereon and the use thereof in the business of the Companies. Schedule
4.08 indicates which properties and assets used in the operation of the businesses of the Companies are currently owned by the Stockholders or Affiliates of the Companies or the Stockholders. Except as specifically identified in Schedule 4.08, all of the tangible assets, plants, Structures, vehicles and other significant machinery and equipment owned or leased by the Companies listed in Schedule 4.08 are in satisfactory working order and condition, ordinary wear and tear excepted, are in a commercially satisfactory state of repair given the use to which they are put, ordinary wear and tear excepted, and are adequate for the purpose for which they presently are being used or held for use. Except as specifically described in Schedule 4.08, all properties and fixed assets used by any Company in its business are either owned by such Company or leased under agreements identified in Schedule 4.08 and are affixed only to one or more of the real properties Schedule 4.08 lists. All leases set forth in Schedule 4.08 are in full force and effect and constitute valid and binding agreements of the Company that is a party thereto, and to the knowledge of the Stockholders, the other parties thereto in accordance with their respective terms, and all amounts currently payable thereunder have been paid. No Company that is a party thereto, and to the knowledge of the Stockholders, no the other party to the leases set forth in Schedule 4.08 is or has been asserted to be in default, violation or breach of any such lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such lease. Each Company has good, valid and marketable title to the tangible and intangible assets, personal property and real property owned and used in its business, including, without limitation, the properties identified in Schedule 4.08 as owned real property (each of which such Company owns in fee), free and clear of all Encumbrances other than Permitted Encumbrances and those set forth in Schedule 4.08. Schedule 4.08 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Companies with respect to the real property owned or leased by the Companies. Schedule 4.08 includes a summary description of all commitments of each Company involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of such Company has devoted any significant effort or expenditure in the two-year period prior to the date of the Agreement.

     (b) Except as specifically described in Schedule 4.08, all uses of the real property owned and leased by the Companies conform in all material respects to all applicable Laws and do not violate any instrument of record or agreement affecting any such property. Except as specifically described on

Schedule 4.08, neither any of the Companies nor the Stockholders have received any notice or communication from any Governmental Authority or other person or entity indicating that any condition exists with respect to any of the real property owned or leased by any Company or with respect to the improvements thereon that violates any Law, including without limitation, any Environmental Law. No Companies nor the Stockholders have received from any insurance carrier insuring or proposing to insure any of the real property owned or leased by any Company or any other person or entity any notice or other communication noting any dangerous or illegal condition at any such property or any other condition at any of such properties otherwise requiring corrective action. Except as otherwise described on Schedule 4.08, all of the real property owned and leased by any Company is in satisfactory condition, and all such real properties can be used for their intended purposes. No Companies nor the Stockholders have received any notice nor have any knowledge that any of the real property owned or leased by any Company is or will be affected by any special assessments, condemnation, eminent domain, off-site improvements to be constructed, change in grade of public streets or similar proceedings. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding, pending or, to the knowledge of the Stockholders, threatened, relating to the ownership, lease, use, occupancy or operation of any real property owned or leased by any Company.

     (c) There is ingress and egress to and from each of the real properties owned and leased by any Company of record adequate for the use of such properties as currently operated by such Company. Neither any of the Companies nor the Stockholders have received any notice stating that any Company will not be able to obtain adequate supplies of water to operate its business on any such properties as presently conducted, or that the provision of utilities violates any public or private easement. Except as otherwise described on Schedule 4.08, neither any of the Companies nor the Stockholders have received notice that any part of any improvements on the real property owned or leased by any Company (including any of the Structures thereon) encroaches upon any property adjacent thereto or upon any easement, nor is there any encroachment or overlap upon the real property owned or leased by any Company. Each of the real property leases listed in Schedule 4.08 grants the Company that is a party thereto the exclusive right to use and occupy the demised premises thereunder, and such Company enjoys peaceful and undisturbed possession under its respective real property leases listed on Schedule 4.08 for the real property leased by such Company. No person or entity is in possession of any of the real property owned or leased by any Company other than such Company. Except as otherwise disclosed on Schedule 4.08, to the knowledge of the Stockholders there are no contracts outstanding for the sale, exchange, lease or transfer of any of the real property owned or leased by any Company, or any other right of a third party to acquire any interest therein.

     4.09 MATERIAL CUSTOMERS AND CONTRACTS.

     (a) Schedule 4.09 (i) sets forth an accurate list of all customers representing 5% or more of each Company's revenues for each of the fiscal year ended in 1998 and the interim period ended on the Balance Sheet Date (the "Material Customers"), and (ii) sets forth an accurate list and briefly describes all of the following contracts, warranties, commitments and similar agreements to which any Company is currently a party or by which it or any of its properties is bound (collectively, the "Listed Agreements"): (A) all customer contracts in excess of $10,000, individually, or $25,000 in the aggregate, (B) contracts with any labor organizations, (C) leases providing for annual rental payments in excess of $10,000, individually, or $25,000 in the aggregate, (D) loan agreements, (E) pledge and security agreements, (F) financing agreements, (G) indemnity or guaranty agreements or obligations, (H) bonds, debentures and indentures, (I) notes, (J) mortgages, (K) joint venture, partnership or cost-sharing agreements, (L) options to purchase real or personal property, (M) agreements relating to the purchase or sale by any Company of assets or securities for more than $10,000, individually, or $25,000 in the aggregate or which contain, or commit or will commit such Company for a fixed term, (N) agreements, which, by their terms, require the consent of any party thereto to the consummation of the transactions contemplated hereby, (O) voting trust agreements or similar stockholders' agreements, (P) agreements providing for the purchase from a supplier of all or substantially all the requirements of the Company of a particular product, material or service and (Q) any other contracts, warranties, commitments, understandings, instruments and similar agreements and arrangements which involve aggregate payments in excess of $10,000 that cannot be canceled in 30 days' or less notice without penalty or premium or any continuing obligation or liability. Prior to the date hereof, the each Company has made available to U.S. Concrete true, complete and correct copies of all the Listed Agreements.

     (b) Except as set forth in Schedule 4.09, since December 31, 1998 (i) no Material Customer has canceled or substantially reduced or, to the knowledge of the Companies and the Stockholders, is threatening to cancel or substantially reduce its purchases of any Company's products or services, and (ii) no party to any Listed Agreement is or has been asserted to be in default, violation or breach of any such Listed Agreement and, to the knowledge of the Stockholders, no event has occurred and is continuing that constitutes or with notice or the passage of time or both, would constitute a default, violation or breach under any such Listed Agreement. The Listed Agreements are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms.

     (c) Except as set forth in Schedule 4.09, no Company is a party to any contracts subject to price redetermination or renegotiation. Except to the extent set forth in Schedule 4.09, no Company is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

     (d) Except as set forth in Schedule 4.09, neither any Company, the Stockholders nor any officer, employee, stockholder, director, representative or agent thereof is a party to any contract, arrangement, commitment or understanding among themselves or with any of such Company's customers for the repurchase of products, sharing of fees, rebating of charges, bribes, kickbacks or other similar arrangements.

     (e) Except as set forth in Schedule 4.09, neither any of the Companies nor the Stockholders have any knowledge of any plan or intention of any other party to any Listed Agreement to exercise any right to cancel or terminate that Listed Agreement, and no Companies nor the Stockholders have any knowledge of any condition or state of facts which would justify the exercise of such a right.

     4.10 PERMITS.  Except as specifically provided otherwise on Schedule 4.10,
Schedule 4.10 contains an accurate list, summary description and copies of all licenses, franchises, permits, approvals, certificates, transportation authorities and other governmental authorizations and intangible assets held by any Company that are material to the conduct of its business, including, without limitation, permits, licenses and operating authorizations, titles (including motor vehicle titles and current registrations), fuel permits, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by any Company (collectively, the "Permits"). Except as specifically provided in Schedule 4.10, the Permits are valid, and no Company has received any written notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit. Except as specifically provided in Schedule 4.10, the Permits are all the permits, licenses, operating authorizations, franchises, approvals, certificates, transportation authorities and other governmental authorizations and intangible assets that are required by Law for the operation of the businesses of the Companies as conducted at the Balance Sheet Date and the ownership of the assets and properties of the Companies. Except as specifically provided in Schedule 4.10, each Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in the Permits, as well as the applicable orders, approvals and variances related thereto, and is not in violation of any of the foregoing. Except as specifically provided in Schedule 4.10, the transactions contemplated by this Agreement will not result in a default under, a breach or violation of, a termination of, or adversely affect the rights and benefits afforded to the Companies by, any Permits.

     4.11 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 4.11, (a) each Company has complied with and is in compliance with all Environmental Laws,
(b) each Company has obtained and complied with all necessary permits, licenses, authorizations and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by such Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled, (c) there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in, to, under or on any property currently or previously owned or operated by any Company at any time during the period that any Company owned or operated any such property, (d) there is no on-site or off-site location to which any Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other known investigation that arose out of any action or inaction that occurred on or after any Company's respective date of incorporation and which could lead to any claim against any Company or U.S. Concrete for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under any Environmental Law and (e) no Company has any contingent liability in connection with any release or disposal of any Hazardous Substance into the environment occurring on or after its respective date of incorporation. None of the past or present sites owned or operated by any Company is currently or has ever been designated as a treatment, storage and/or disposal facility, nor has any such facility ever applied for a permit, license, authorization or other approval designating it as a treatment, storage and/or disposal facility, under any Environmental Law. The Companies have provided U.S. Concrete with copies (or, if not available, accurate written summaries) of all environmental investigations, studies, audits and reviews which are in the possession, of any Company respecting any facility site or other property previously or presently owned or operated by any Company.

     4.12 LABOR AND EMPLOYEE RELATIONS; EMPLOYMENT MATTERS.

     (a) Except as set forth in Schedule 4.12, no Company is bound by or subject to any arrangement with any labor union. Except as set forth in Schedule 4.12, no employees of the Companies are represented by any labor union or covered by any collective bargaining agreement nor, to the

Companies' or the Stockholders' knowledge, is any campaign to establish such representation in progress nor has there been any campaign to establish such representation within the last three years. There is no pending or, to the Companies' or the Stockholders' knowledge, threatened labor dispute involving any Company and any group of its employees nor has any Company experienced any significant labor interruptions over the past five years. No Company nor the Stockholders have any knowledge of any significant issues or problems in connection with the relationship of such Company with its employees. Each Company considers its relationship with its employees to be good.

     (b) Except as set forth in Schedule 4.12, (i) there is no unfair labor practice charge or complaint pending or, to the knowledge of the Companies or the Stockholders, threatened against or otherwise affecting any Company, (ii) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of any Company's employees is pending or threatened against such Company, (iii) no grievance is pending or, to the knowledge of the Stockholders, threatened against any Company, (iv) to the knowledge of the Stockholders, no Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (v) each Company has paid in full to, or accrued in its financial books and records, all employees of such Company all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other Law and (vi) each Company is in substantial compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

     (c) Except as set forth in Schedule 4.12, all employees of each Company are
(i) citizens of the United States or (ii) not citizens of the United States, but, in accordance with the Immigration Reform and Control Act of 1986 ("IRCA") and other applicable Laws are either (A) immigrants authorized to work in the United States or (B) nonimmigrants authorized to work in the United States for such Company in their specific jobs.

     4.13 INSURANCE. Schedule 4.13 sets forth an accurate list as of the Balance Sheet Date of (a) all insurance policies carried by each Company, copies of which are attached as Schedule 4.13, (b) all insurance loss runs or workmen's compensation claims received for the past three policy years, and (c) the following information with respect to all insurance policies currently carried by each Company and previously carried by each Company within the last three years: (i) insurer, (ii) type of policy, (iii) coverage period, and (iv) policy limits and amount of deductible or loss retention. Except as set forth in
Schedule 4.13, none of such policies are "claims made" policies. The Companies do not carry environmental pollution insurance. The policies described in
Schedule 4.13 are in full force and effect. Any open claims as of the Closing Date are recoverable under such policies, except to the extent of any applicable deductible or loss retention as set forth on Schedule 4.13.

     4.14 COMPENSATION; EMPLOYMENT AGREEMENTS. Schedule 4.14 sets forth an accurate schedule of all officers, directors and Stockholder employees of each Company with annual salaries of $50,000 or more, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. No Company nor the Stockholders have any knowledge that any of such individuals has any present intention of terminating his or her employment or association with any Company. Attached to Schedule 4.14 are true, complete and correct copies of each employment or consulting agreement with any employee of a Company or any Stockholder. Except as set forth in Schedule 4.14, no Company is a party to any agreement, nor has it established any plan, policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any officer, director, stockholder, member or employee of such Company or other person performing services for such Company which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated hereby, including any parachute payment under Section 280G of the Code.

     4.15 NONCOMPETITION, CONFIDENTIALITY AND NONSOLICITATION AGREEMENTS; EMPLOYEE POLICIES. Schedule 4.15 sets forth all agreements containing covenants not to compete or solicit employees or to maintain the confidentiality of information to which any Company or any of the Stockholders is bound or under which any Company or any of the Stockholders has any rights or obligations.

     4.16 EMPLOYEE BENEFIT PLANS.

     (a) Schedule 4.16 sets forth an accurate schedule of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all deferred compensation or retirement funding arrangements, whether formal or informal, that are currently in force or under which any Company has any current or future obligation or liability or under which any present or former employee of any Company, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits (each such plan and arrangement referred to hereinafter as a "Plan"), together with true and complete copies of such Plans (other than a multiemployer plan), arrangements and any trusts related thereto. Except as set forth in Schedule 4.16, no Company sponsors, maintains or contributes currently, or sponsored, maintained or contributed at any time during the preceding five years, to any plan, program, fund or arrangement that constitutes an employee pension benefit plan. Each Plan other than a multiemployer plan may be terminated by the respective Company at any time without any liability, cost or expense, other than costs and expenses that are customary in connection with the termination of a Plan. No present or past employee of any Company is or was eligible to participate in any employee benefit plan (i) sponsored, maintained or contributed to by an ERISA Affiliate currently or at any time in the past or
(ii) under which any ERISA Affiliate has any current or future obligation or liability (each such plan described in (i) and (ii) of this sentence shall be referred to hereinafter as an "ERISA Affiliate Plan"). Neither any Company nor any ERISA Affiliate sponsors or sponsored a single-employer plan insured by the Pension Benefit Guaranty Corporation. No Company has incurred nor will incur any liability as a result of any ERISA Affiliate Plan maintained now or in the past by any ERISA Affiliate. For purposes of this Agreement, the term "employee pension benefit plan" shall have the meaning given that term in Section 3(2) of ERISA, the term "ERISA Affiliate" means any corporation or trade or business under common control with any Company as determined under Section 414(b), (c),
(m) or (o) of the Code and the term "multiemployer plan" shall have the meaning given that term in Section 4001(a)(3) of ERISA.

     (b) Each Plan listed in Schedule 4.16 other than a multiemployer plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Law. Except as set forth in Schedule 4.16, with respect to each Plan of the Companies (other than a multiemployer plan), all reports and other documents required under ERISA or other applicable Law to be filed with any Governmental Authority, including without limitation all Forms 5500, or required to be distributed to participants or beneficiaries, have been duly and timely filed or distributed, except for any failures to timely file or distribute such reports and other documents as would not in the aggregate result in a material liability to any Company or U.S. Concrete. True and complete copies of all such reports and other documents with respect to the past five years for each Plan have been provided to U.S. Concrete. No "accumulated funding deficiency" (as defined in Section 412(a) of the Code) with respect to any Plan has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. Except as set forth in Schedule 4.16, each Plan other than a multiemployer plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (a "Qualified Plan") is so qualified and has been determined by the Internal Revenue Service to be so qualified. To the extent that any Qualified Plans have not been amended to comply with applicable requirements of Governmental Authorities, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days of after the Closing Date. Except as set forth in Schedule 4.16, all accrued contribution obligations of each Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected in the Financial Statements.

     (c) No Plan has incurred or will incur (the foregoing representation being made to the knowledge of the Companies and the Stockholders with respect only to any multiemployer plan), and no Company has incurred or will incur, with respect to any Plan, any liability for excise tax or penalty due to the Internal Revenue Service. There have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan during the preceding five years without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such Qualified Plan.

     (d) Except as set forth in Schedule 4.16, no Company has made any promises of retirement or other benefits to employees, except as set forth in the Plans, and no Company maintains or has established any Plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides for (i) continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions, and at the expense of the participant or the beneficiary of the participant, or (ii) retiree medical liabilities. Except as set forth in Schedule 4.16, no Company maintains, has established or has ever participated in a multiple employer welfare benefit arrangement as described in
Section 3(40)(A) of ERISA. Except as set forth in Schedule 4.16, no Company has any current or future obligation or liability with respect to a Plan pursuant to the provisions of a collective bargaining agreement.

     (e) No Company has incurred, nor will it incur as a result of past activities, any material liability under Title IV of ERISA in connection with any Plan other than a multiemployer plan. The assets of each Plan other than a multiemployer plan that are subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefits liabilities" (as defined in ERISA
Section 4001(a)(16)) due under such Plan upon termination.

     (f) No "reportable event" (as defined in Section 4043 of ERISA) has occurred within the last four years with respect to any Plan (the foregoing representation being made to the knowledge of the Companies and the Stockholders with respect only to any multiemployer plan). There are no pending, or to the Companies' and the Stockholders' knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Company nor any ERISA Affiliate has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan. To the Companies' and the Stockholders' knowledge, there are no investigations or audits of any Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to any Company that has not been fully discharged. No Company has participated in any voluntary compliance or closing agreement programs established with respect to the form or operation of a Plan.

     (g) No Company has engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan for which exemption was not available. No person or entity that was engaged by any Company as an independent contractor during the period beginning on such Company's date of incorporation and ending on the Closing Date reasonably can or will be characterized or deemed to be an employee of such Company under applicable Laws for any purpose whatsoever, including, without limitation, for purposes of federal, state and local income taxation, workers' compensation and unemployment insurance and Plan eligibility.

     (h) Except as set forth on Schedule 4.16, no Company is, or at any time during the period beginning on its date of incorporation and ending on the Closing Date was, obligated to contribute to a multiemployer plan. All contributions required to be made by any Company to a multiemployer plan have been timely made and each Company is, and at all times during the period beginning on its date of incorporation and ending on the Closing Date has been, in compliance with any obligation it has or has had with respect to its participation in a multiemployer plan, except for violations which in the aggregate could not reasonably be expected to have a material adverse effect on such Company. No Company nor any ERISA Affiliate has made a complete or partial withdrawal from a multiemployer plan so as to incur withdrawal liability as defined in Section 4201 of ERISA. Schedule 4.16 states for each multiemployer plan it lists or should list the Companies' best estimate of the amount of withdrawal liability that would be incurred if any Company was to make a complete withdrawal from that multiemployer plan as of the Closing Date.
Neither U.S. Concrete nor any Company will be responsible for any withdrawal or other liability that may arise or has arisen with respect to any multiemployer plan for which any ERISA Affiliate contributes, or at any time has contributed, on behalf of such ERISA Affiliate's employees.

     4.17 LITIGATION AND COMPLIANCE WITH LAW. Except as set forth in Schedule 4.17, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Companies and the Stockholders, threatened against or affecting any Company, at law or in equity, or before or by any Governmental Authority having jurisdiction over such Company. Except as set forth on Schedule 4.17, no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by any Company and, to the Stockholders' knowledge, there is no basis therefor. Except to the extent set forth in Schedule 4.17, each Company has conducted and is conducting its business in compliance with all Laws applicable to such Company, its assets or the operation of its business, except for violations which in the aggregate could not reasonably be expected to have a material adverse effect on such Company.

     4.18 TAXES. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. Each Company has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Closing Date. Each Company has duly withheld and paid or remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity that required withholding under any applicable Law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers' compensation. Except for the Internal Revenue Service audits for Fendt and AFTM for the years ending January 31, 1996 and a notice of a potential audit from the State of Michigan for AFTM, there have not been during the past three years nor are there currently any examinations, audits, proceedings, notices, waivers, asserted deficiencies or disputed valuations in progress or claims against any Company relating to Taxes for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. No Company has granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. No Company is a party to any Tax allocation or sharing agreement or is otherwise liable or obligated to indemnify any person or entity with respect to any Taxes. The amounts shown as accruals for Taxes on the Interim Financial Statements as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. True, complete and correct copies of (a) any tax examinations or audits, (b) extensions of statutory limitations and (c) the federal, state and local Tax returns of the Companies for the last three fiscal years have been previously provided to U.S. Concrete. There are no requests for ruling in respect of any Tax pending between any Company and any Taxing authority. Each Company has been taxed under the provisions of Subchapter S of the Code since February 1, 1997. Each Company currently utilizes the accrual method of accounting for income tax purposes. Such method of accounting has not changed in the past four years.

     4.19 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth in Schedule 4.19, each Company has conducted its operations in the ordinary course and there has not been:

     (a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), results of operations or prospects of any Company;

     (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties or business of any Company;

     (c) any change in the authorized capital stock of any Company or in its outstanding securities or any change in the Stockholders' ownership interests in any Company or any grant of any options, warrants, calls, conversion rights or commitments;

     (d) except for the pre-Closing distributions contemplated by Section 6.11, any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of any Company;

     (e) except for the pre-Closing distributions contemplated by Section 6.11, any increase in the compensation payable or to become payable by any Company to the Stockholders or any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth in Schedule 4.19;

     (f) any work interruptions, material labor grievances or claims filed;

     (g) any proposed law, regulation or event or condition of any character materially adversely affecting the assets, properties or business of any Company;

     (h) except for as contemplated by this Agreement or as set forth on
Schedule 4.19, any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of any Company to any person or entity, including, without limitation, the Stockholders and their Affiliates;

     (i) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any Company;

     (j) any increase in the indebtedness of any Company, other than accounts payable incurred in the ordinary course of business, consistent with past practices, or incurred in connection with the transactions contemplated by this Agreement;

     (k) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of any Company or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

     (l) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any assets, properties or rights outside of the ordinary course of any Company's business;

     (m) any waiver of any material rights or claims of any Company;

     (n) any material breach, amendment or termination of any Listed Agreement, Permit or other right to which any Company is a party or any of its property is subject; or

     (o) any other material transaction by any Company outside the ordinary course of business.

     4.20 ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY. Schedule 4.20 sets forth an accurate schedule, as of the date of this Agreement, of (a) the name of each financial institution or brokerage firm in which any Company has accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and the cash, cash equivalents and securities held in such account as of the second business day prior to the Closing, none of which assets have been withdrawn from such accounts since such date except for bona fide business purposes in the ordinary course of the business of such Company and except for the pre-Closing distributions of Cash contemplated by
Section 6.11; and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 4.20 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from any Company and a description of the terms thereof.

     4.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. No Company nor the Stockholders nor any of their respective Affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office that was illegal to give or offer to give nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

     4.22 COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Except as set forth in Schedule 4.22, neither the Stockholders nor any other Affiliate of any Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any Competitive Business, lessor, lessee, customer or supplier of any Company. Except as set forth in Schedule 4.22, no officer or director of the Company nor the Stockholders have, nor had any interest in any tangible or intangible assets or property, real or personal, used in or pertaining to the business of any Company.

     4.23 INTANGIBLE PROPERTY. Schedule 4.23 sets forth an accurate list of all patents, patent applications, trademarks, service marks, technology, licenses, trade names, copyrights and other intellectual property or proprietary property rights owned or used by any Company. Each Company owns or possesses, and the assets of each Company include, sufficient legal rights to use all of such items without conflict with or infringement of the rights of others.

     4.24 CAPITAL EXPENDITURES. Schedule 4.24 sets forth the total amount of capital expenditures currently budgeted to be incurred by each Company in excess of $25,000 in the aggregate during the balance of such Company's current fiscal year.

     4.25 INVENTORIES. Except as Schedule 4.25 sets forth: (i) all inventories of each Company are salable or usable in the ordinary course of business of such Company; and (ii) no Company depends on any single vendor for its inventories the loss of which could have a material adverse effect on the business or financial condition of such Company or during the past five years has sustained a difficulty material to such Company in obtaining its inventories.

     4.26 NO IMPLIED REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of the Stockholders and each Company that U.S. Concrete is not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of U.S. Concrete expressly set forth in this Agreement.

     4.27 DISCLOSURE. The Stockholders and each Company have fully provided to U.S. Concrete or its representatives, to the extent reasonably available or produceable, all material information that U.S. Concrete has requested in analyzing whether to consummate the transactions contemplated by this Agreement. No representation or warranty of the Stockholders to U.S. Concrete in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

     4.28 YEAR 2000 COMPLIANCE. To the knowledge of the Stockholders after reasonable investigation, all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its "systems") owned or leased or licensed by any Company and used in its business as presently conducted are Year 2000 Compliant. For purposes hereof, "Year 2000 Compliant" means that such systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF U.S. CONCRETE

     U.S. Concrete represents and warrants to the Stockholders as follows:

     5.01 ORGANIZATION. U.S. Concrete is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is duly authorized and qualified under all applicable Laws to carry on its business in the places and in the manner now conducted. U.S. Concrete has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted.

     5.02 AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

     (a) U.S. Concrete has the full legal right, power and authority to enter into this Agreement and the ancillary documents and agreements described herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been approved by the board of directors of U.S. Concrete. No additional corporate proceedings on the part of U.S. Concrete are necessary to authorize the execution and delivery of this Agreement and the consummation by U.S. Concrete of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by U.S. Concrete, and, assuming the due authorization, execution and delivery by each Company and the Stockholders, constitutes a valid and binding agreement of U.S. Concrete, enforceable against U.S. Concrete in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) general equitable principles.

     (b) The execution and delivery of this Agreement by U.S. Concrete does not, and the consummation by U.S. Concrete of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of U.S. Concrete, (ii) any Law applicable to U.S. Concrete or any of its properties or assets or (iii) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which U.S. Concrete is now a party or by which U.S. Concrete or any of its properties or assets may be bound or affected.

     (c) Except for such filings as may be required under federal or state securities Laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by U.S. Concrete or the consummation by U.S. Concrete of the transactions contemplated hereby.

     5.03 U.S. CONCRETE COMMON STOCK. The shares of U.S. Concrete Common Stock to be issued to the Stockholders pursuant to the transactions contemplated hereby are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of U.S. Concrete Common Stock pursuant to the transactions contemplated hereby will transfer to the Stockholders valid title to such shares of U.S. Concrete Common Stock, free and clear of all Encumbrances, except for any Encumbrances created by the Stockholders.

     5.04 SEC FILINGS; DISCLOSURE. U.S. Concrete has filed with the SEC all material forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the 1933 Act and the 1934 Act and the respective rules and regulations thereunder, (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made and at the time they were made, not misleading.

     5.05 NO IMPLIED REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of U.S. Concrete that the Stockholders are not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of the Stockholders expressly set forth in this Agreement.

     5.06 DISCLOSURE. U.S. Concrete has fully provided the Stockholders or their representatives with all the information that the Stockholders have requested in analyzing whether to consummate the transactions contemplated by this Agreement. None of the information so provided nor any representation or warranty of U.S. Concrete contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                               CERTAIN COVENANTS

     6.01 Release From Guarantees. At the Closing, U.S. Concrete shall use its commercially reasonable efforts to have the Stockholders released from the personal guarantees of the Companies' indebtedness identified in Schedule 6.01. To the extent that U.S. Concrete is unable to secure such releases at Closing, U.S. Concrete shall continue to use its commercially reasonable efforts to secure such releases after Closing and in any event within 90 days after the Closing Date. Without limiting the foregoing, U.S. Concrete hereby agrees to indemnify and defend the Stockholders and hold each Stockholder harmless for any amounts that such Stockholder is required to pay in connection with the enforcement of any obligations under such personal guarantees after the Closing, including without limitation any reasonable attorneys' fees and expenses incurred in connection therewith.

     6.02 FUTURE COOPERATION; TAX MATTERS. The Stockholders and U.S. Concrete shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Stockholders will cooperate and use their commercially reasonable best efforts to have the present officers, directors and employees of the Companies cooperate with U.S. Concrete at and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing. In addition, U.S. Concrete will provide the Stockholders with access to such of its books and records as may be reasonably requested by the Stockholders in connection with federal, state and local tax matters relating to periods prior to the Closing. The party requesting cooperation, information or actions under this Section 6.02 shall reimburse the other party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith, which costs and expenses shall not, however, include per diem charges for employees or allocations of overhead charges.

     6.03 EXPENSES. U.S. Concrete will pay the fees, expenses and disbursements of U.S. Concrete and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto, including the fees and expenses of Arthur Andersen LLP's audit or audit related procedures in connection with the transactions contemplated hereby. The Stockholders will pay their fees, expenses and disbursements and those of their and the Companies' agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby, including, without limitation, accounting fees and related expenses attributable to the final Tax returns of the Companies and the Stockholders for periods through the Closing. The Stockholders will also pay any costs associated with business brokers or other advisors engaged by any Stockholder or any Company, including without limitation the fees and expenses of W.Y. Campbell & Company.

     6.04 LEGAL OPINION. At the Closing, the Companies and the Stockholders shall cause their legal counsel, Dickinson Wright PLLC, to deliver to U.S. Concrete a legal opinion substantially in the form of Exhibit A to this Agreement.

     6.05 EMPLOYMENT AND CONSULTING AGREEMENTS. Concurrently with the Closing under this Agreement, one or more of the Companies shall enter into a mutually acceptable Employment Agreement with the individual identified on Schedule 6.05 and a mutually acceptable Consulting Agreement with the individual identified on
Schedule 6.05, substantially in the forms of Exhibit B and Exhibit C, respectively, to this Agreement.

     6.06 OTHER DOCUMENTS. At the Closing, U.S. Concrete shall receive the following additional certificates, instruments and documents:

     (a) The stock certificates representing the Companies Shares duly endorsed in blank by the Stockholders, or accompanied by stock powers duly executed in blank by the Stockholders, and otherwise in a form acceptable to U.S. Concrete for transfer on the books of the Companies.

     (b) The written resignations of all directors and all officers of each of the Companies, such resignations to be effective concurrently with the Closing on the Closing Date.

     (c) Releases in form and substance satisfactory to U.S. Concrete executed by the Stockholders releasing the Companies from any liability or obligation to the Stockholders.

     (d) All of the Companies' books and records, including without limitation, minute books, corporate charters, by-laws, stock records, bank account records, computer records and all contracts with third parties.

     6.07 REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the execution of this Agreement, (a) the Stockholders shall repay to the Companies all amounts outstanding as advances to or receivables from the Stockholders, each of which advances or receivables is specifically reflected in Schedules 4.07, and (b) the Companies shall repay all amounts outstanding under loans to the Company from the Stockholders, each of which loans to the Companies is specifically reflected in Schedules 4.06.

     6.08 STOCK OPTIONS. U.S. Concrete shall grant nonqualified options to purchase an aggregate of 50,000 shares of U.S. Concrete Common Stock (the "Options") as of the Closing Date under U.S. Concrete's 1999 Incentive Plan (the "Incentive Plan") to certain key employees of the Company other than the Stockholders, except for Jeffery Spahr who shall be granted 30,000 such Options, all as set forth on Schedule 6.08 in the amounts listed thereon. Schedule 6.08 shall also include the social security number and home address of each individual listed thereon. Such options shall vest in equal annual increments for four years, commencing on the first anniversary of the Closing Date.

     6.09 SECTION 338(H)(10) ELECTION. At U.S. Concrete's option, each of the Companies and the Stockholders will join with U.S. Concrete in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign Tax law) with respect to the purchase and sale of the Companies Shares pursuant to this Agreement (a "Section 338(h)(10) Election"). If such election is made, the Stockholders and U.S. Concrete agree to allocate the modified aggregate deemed sales price in accordance with
Schedule 6.09, which the parties agree is in accordance with Treasury Regulations Section 1.338(b)-2T. The Stockholders will include any income, gain, loss, deduction or other Tax item resulting from the Section 338(h)(10) Election on their Tax returns and shall pay any Tax attributable to such items. The Stockholders shall also pay any Tax imposed on the Companies attributable to the making of the Section 338(h)(10) Election with respect to the Companies, including, but not limited to, (a) any Tax imposed under Section 1374 of the Code, (b) any Tax imposed under Section 1.338(h)(10)- 1(e)(5) of the Treasury Regulations promulgated under the Code or (c) any state, local or foreign Tax imposed on the Companies' gain, and the Stockholders shall indemnify U.S. Concrete against any loss, cost or other adverse consequence arising out of any failure of the Stockholders to pay any such Taxes.

     6.10 WORKING CAPITAL ADJUSTMENT. As soon as practicable, and in any event within 75 days after the Closing Date, U.S. Concrete shall cause to be prepared and delivered to the Stockholders a balance sheet of the Companies as of the Closing Date (the "Closing Date Balance Sheet") and a working capital adjustment schedule (the "Adjustment Schedule") using the same policies and procedures as those used by the Companies to prepare their May 31, 1999 balance sheet consistently applied. The Adjustment Schedule will set forth the amount of net working capital of the Company at the Closing Date (computed by subtracting current liabilities net of current debt from current assets net of Cash listed on the Closing Date Balance Sheet) (the "Adjusted Working Capital Amount"). If the Adjusted Working Capital Amount (the "Adjusted Amount") is less than $1,449,865, then the Stockholders shall, no later than 15 days after delivery of the Adjustment Schedule by U.S. Concrete, pay to the Companies the amount by which $1,449,865 exceeds the Adjusted Amount (the "Shortfall"). If the Adjusted Amount is greater than $1,449,865, then the Companies shall, no later than 15 days after delivery of the Adjustment Schedule, pay to the Stockholders, on a pro rata basis in proportion to their percentage ownership of the Companies Common Stock outstanding immediately prior to the Closing, the aggregate amount by which the Adjusted Amount exceeds $1,449,865 (the "Excess"). The Closing Date Balance Sheet and Adjustment Schedule will be final and binding on the parties hereto unless, within 15 days following the delivery of the Adjustment Schedule by U.S. Concrete, the Stockholders notify U.S. Concrete in writing that the Stockholders disagree with all or any portion of the Closing Date Balance Sheet and/or the Adjustment Schedule. If the Stockholders and U.S. Concrete cannot mutually resolve any such disagreement within 15 days after the expiration of the Stockholders' notice of disagreement, then the Stockholders and U.S. Concrete shall submit the dispute to a mutually agreeable "Big Five" independent certified public accountant (the "Accounting Firm") within 10 days after the end of such 15-day period. If the Stockholders and U.S. Concrete are unable to agree upon such an accountant within such 10-day period, then the Stockholders and U.S. Concrete shall each select a "Big Five" accountant and within five days after their selection, those two accountants shall select a third "Big Five" accountant, which third accountant shall act as the Accounting Firm. The Stockholders and U.S. Concrete shall request that the Accounting Firm audit the Closing Date Balance Sheet and provide a computation of the Adjusted Working Capital Amount within 30 days thereafter, and this computation will be final and binding upon the parties hereto and used to compute the Shortfall or the Excess, as the case may be, the payment of which shall be made within five days of delivery by U.S. Concrete of the audited Closing Date Balance Sheet.


     6.11 PRE-CLOSING DISTRIBUTIONS. Prior to the Closing, the Companies may have distributed to the Stockholders the Cash and other assets set forth on
Schedule 6.11. Any such distributions shall have been authorized by the respective Boards of Directors of the Companies prior to the Closing, and the Companies and the Stockholders shall have used their respective best efforts to complete such distributions prior to the Closing. Notwithstanding the foregoing, if any such authorized distributions have not been completed prior to the Closing the Companies shall use reasonable efforts to complete such authorized distributions after the Closing. The Stockholders' sole recourse against the Companies with respect to this Section 6.11 shall be to the assets distributed.

     6.12 LEASE AGREEMENTS. Concurrently with the execution of this Agreement, Fendt and AFTM shall enter into Lease Agreements with Hunter Development Company, for the properties located in Novi, Michigan and Howell, Michigan, respectively, substantially in the forms of Exhibit D and Exhibit E, respectively.

     6.13 Interest-Bearing Debt Adjustment. As soon as practicable, and in any event within 75 days after the Closing Date, U.S. Concrete shall deliver to the Stockholders a schedule (the "Debt Schedule") which sets forth the amount of the Company's Interest Bearing Debt as of the Closing Date (the "Closing Date Interest-Bearing Debt Amount"). If the Closing Date Interest Bearing Debt Amount is greater than $0, then the Stockholders shall, no later than 15 days after delivery of the Debt Schedule by U.S. Concrete, pay to the Companies the amount by which the Closing Date Interest-Bearing Debt Amount exceeds $0.

     6.14 Relocation Expenses. The Stockholders covenant and agree that if at any time within five (5) years after the Closing Date Fendt is required by the City of Novi, Michigan to move its existing operations from its existing site having a street address of 43443 Flint Road, Novi, Michigan 48376, or is otherwise unable to conduct its existing operations from such site, because such existing operations constitute a nonconforming use under existing zoning ordinances or other Laws governing land use, the Stockholders will provide or make available to Fendt or an Affiliate of Fendt suitable real estate within twenty (20) miles of the present Fendt site or, in the event Fendt determines in its sole discretion that it does not desire to be located on such real estate provided or made available by the Stockholders, Fendt or an Affiliate may lease or purchase any real estate it deems suitable in its sole discretion within twenty (20) miles of the present Fendt site, and, if the annual rental cost of any such land (or 10% of the purchase price for any land purchased by Fendt or an Affiliate) and establishment of a comparable batch plant, equipment and other facilities thereon necessary for the continued operation of Fendt's business as conducted immediately prior to the relocation (such batch plant, equipment and other facilities amortized on a twenty (20) year straight-line basis) together exceeds $85,000 per year, the Stockholders will pay to Fendt such excess amount, not to exceed $50,000 per year for the remainder of such five (5) year period.

                                  ARTICLE VII
                                INDEMNIFICATION

     The Stockholders and U.S. Concrete each make the following covenants:

     7.01 General Indemnification by the Stockholders. Subject to Section 7.05 and Section 7.06, the Stockholders covenant and agree that they will jointly and severally (without any right of indemnification or contribution from the Companies) indemnify, defend, protect and hold harmless U.S. Concrete and its officers, directors, employees, stockholders, agents, representatives and Affiliates (including, without limitation, the Companies), at all times from and after the date of this Agreement from and against all Losses incurred by any of such indemnified persons and entities to the extent such

Losses result or arise from (a) until the Expiration Date any breach of the representations and warranties of the Stockholders set forth herein or in the Schedules attached hereto, (b) any breach or nonfulfillment of any covenant or agreement on the part of the Stockholders under this Agreement, (c) all income Taxes payable by the Company for all periods prior to and including the Closing Date, (d) all transfer and other Taxes arising from the transactions contemplated by this Agreement, (e) any debt, liability or obligation of, or any claim, action, suit or proceeding against, All Star Circle Limited Partnership, a Michigan limited partnership, or (f) the matters set forth on Schedule 7.01, to the extent they exceed the respective threshold amounts specified on Schedule 7.01.

     7.02 INDEMNIFICATION BY U.S. CONCRETE. Subject to Section 7.05 and Section 7.06, U.S. Concrete covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders and their respective agents, representatives, Affiliates, beneficiaries and heirs and employees at all times from and after the date of this Agreement from and against all Losses incurred by any of such indemnified persons to the extent such Losses result or arise from (a) until the Expiration Date, any breach of the representations and warranties of U.S. Concrete set forth herein or in the Schedules attached hereto or (b) any breach or nonfulfillment of any covenant or agreement on the part of U.S. Concrete under this Agreement.

     7.03 THIRD PERSON CLAIMS. Promptly after any party entitled to indemnification under Sections 7.01 and 7.02 hereof (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person or entity not a party to this Agreement ("Third Person"), of the commencement of any action or proceeding by a Third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to Sections 7.01 or 7.02 hereof (hereinafter the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel reasonably acceptable to the Indemnified Party, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled, at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof. The Indemnifying Party shall not settle any such Third Person claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person; provided, however, that notwithstanding the foregoing, the Indemnified Party shall be entitled to refuse to consent to any such proposed settlement and the Indemnifying Party's liability hereunder shall not be limited by the amount of the proposed settlement if such settlement imposes any liability or obligation on, or does not provide for the complete release of, the Indemnified Party. If, upon receiving notice, the Indemnifying Party does not timely undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, in its discretion, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith.

     7.04 Non-Third Person Claims. In the event that any Indemnified Party asserts the existence of a claim giving rise to Losses (but excluding claims resulting from the assertion of liability by Third Persons), such party shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this Section 7.04, specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If such Indemnifying Party, within 60 days after the mailing of notice by such Indemnified Party, shall not give written notice to such Indemnified Party announcing such Indemnifying Party's intent to contest such assertion of such Indemnified Party, such assertion shall be deemed accepted and the amount of such claim shall be deemed a valid claim. In the event, however, that such Indemnifying Party contests such assertion of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim.

     7.05 INDEMNIFICATION DEDUCTIBLE.  Except as specifically provided in
Schedule 7.05, neither the Stockholders, on the one hand, nor U.S. Concrete, on the other hand, shall be entitled to indemnification from the other under the provisions of Section 7.01(a) or Section 7.02(a), as the case may be, until such time as, and only to the extent that, the claims subject to indemnification by such other party exceed, in the aggregate $172,473. Notwithstanding the foregoing, the limitations set forth in this Section 7.05 shall not apply to fraudulent misrepresentations.

     7.06 INDEMNIFICATION LIMITATION.  Except as specifically provided in
Schedule 7.06, and subject to Section 7.05, the aggregate indemnification obligation of the Stockholders under Section 7.01(a) and of U.S. Concrete under
Section 7.02(a) shall be limited to $17,247,308. Notwithstanding the foregoing, the limitations set forth in this Section 7.06 shall not apply to fraudulent misrepresentations.

     7.07 Indemnification for Negligence of Indemnified Party. THE RIGHTS TO INDEMNIFICATION UNDER THIS ARTICLE VII INCLUDE RIGHTS TO INDEMNIFICATION FOR THE RESULTS OF AN INDEMNIFIED PARTY'S ACTUAL OR ALLEGED NEGLIGENCE, IF SUCH INDEMNIFIED PARTY WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION HEREUNDER.

                                  ARTICLE VIII
                            NONCOMPETITION COVENANTS

     8.01 PROHIBITED ACTIVITIES.

     (a) For no additional consideration, except as set forth in Schedule 8.01 each Stockholder will not for five years following the Closing Date and, if any Stockholder is party to an Employment Agreement or Consulting Agreement, if longer, one year following such Stockholder's termination of employment with or engagement by any Company or its Affiliates (with the applicable period being herein referred to as the "Noncompete Term"), directly or indirectly, for himself or herself or on behalf of or in conjunction with any other person, company, partnership, corporation or business or other entity of whatever nature:

          (i) engage, as an officer, director, shareholder, owner, investor, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, dealer or distributor, in any Competitive Business within any Territory surrounding any plant or other operating facility in which any Company was engaged in business on the date immediately prior to the Closing Date (for purposes of this ARTICLE VIII, the "Territory" surrounding any plant or other operating facility will be: (A) the city, town or village in which that plant or facility is located, (B) the county or parish in which that plant or facility is located, (C) the counties or parishes contiguous to the county or parish in which that plant or facility is located, (D) the area located within 50 miles of that plant or facility,
     (E) the area located within 100 miles of that plant or facility and (F) the area in which that plant or facility regularly provides products or services at the locations of its customers).

          (ii) call upon or otherwise solicit any person, who is, at that time, an employee or consultant of U.S. Concrete or any Company or any of their respective subsidiaries, for the purpose or with the intent or effect of enticing such employee or consultant away from or out of the employ or contract with U.S. Concrete or any Company or any of their respective subsidiaries;

          (iii) call upon or otherwise solicit any person or entity which is, at that time, or which has been, within two years prior to that time, a customer of U.S. Concrete or any Company or any of the subsidiaries of such parties within the Territory for the purpose of soliciting or selling services or products in a Competitive Business within the Territory; or

          (iv) call upon or otherwise solicit any entity which any Company or U.S. Concrete has called on in connection with the possible acquisition by either of them of such entity or of which either of them has made an acquisition analysis, with the knowledge of that entity's status as an acquisition candidate of U.S. Concrete, for the purpose of acquiring that entity or arranging the acquisition of that entity by any person or entity other than U.S. Concrete.

     (b) Notwithstanding the above, Section 8.01(a) shall not be deemed to prohibit any Stockholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent of the capital stock of a Competitive Business whose stock is publicly traded on a national securities exchange, the Nasdaq National Market or over-the-counter.

     8.02 EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to U.S. Concrete as a result of a breach of the foregoing covenant, because a breach of such covenant would diminish the value of the assets, properties and business of the Companies being sold pursuant to this Agreement, and because of the immediate and irreparable damage that could be caused for which the Companies and/or U.S. Concrete would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced against such Stockholder by injunctions, restraining orders and other equitable actions.

     8.03 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this ARTICLE VIII are necessary in terms of time, activity and territory to protect U.S. Concrete's interest in the assets, properties and business being acquired pursuant to the terms of this Agreement and impose a reasonable restraint on the Stockholders in light of the activities and businesses of the Companies on the date of the execution of this Agreement and the current plans of the Companies.

     8.04 SEVERABILITY; REFORMATION. The covenants in this ARTICLE VIII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this ARTICLE VIII are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

     8.05 MATERIAL AND INDEPENDENT COVENANT. The Stockholders acknowledge that their agreements and the covenants set forth in this ARTICLE VIII are material conditions to U.S. Concrete's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby and that U.S. Concrete would not have entered into this Agreement without such covenants. All of the covenants in this ARTICLE VIII shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action by any Stockholder against U.S. Concrete, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by U.S. Concrete of any of the covenants of this ARTICLE VIII. It is specifically agreed that the time period Section 8.01 specifies will be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 8.01. The covenants this ARTICLE VIII contains will not be affected by any breach of any other provision hereof by any party hereto.

                                   ARTICLE IX
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     9.01 General. Each Stockholder recognizes and acknowledges that he or she had in the past, currently has, and in the future will have, access to certain confidential information relating to the businesses of the Companies, including, without limitation, lists of customers, operational policies, and pricing and cost policies that are, and following the Closing will be, valuable, special and unique assets of the Companies and U.S. Concrete. Each Stockholder agrees that he or she will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing his or her duties, if any, to any of the Companies and/or U.S. Concrete, unless (a) such information becomes known to the public generally through no fault of such Stockholder or (b) disclosure is required by Law, provided that prior to disclosing any information pursuant to this clause (b) such Stockholder shall give prior written notice thereof to U.S. Concrete and the Companies and provide U.S. Concrete with the opportunity to contest such disclosure. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section, U.S. Concrete shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting U.S. Concrete from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     9.02 EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to U.S. Concrete as a result of the breach of the foregoing covenant, because a breach of such covenant would diminish the value of the assets, properties and business of the Companies being sold pursuant to this Agreement, and because of the immediate and irreparable damage that would be caused for which the Companies and/or U.S. Concrete would have no other adequate remedy, each Stockholder agrees that the foregoing covenants may be enforced against such Stockholder by injunctions, restraining orders and other equitable actions.

                                   ARTICLE X
  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON U.S. CONCRETE COMMON
                                     STOCK

     10.01 Compliance with Law. The Stockholders acknowledge the shares of U.S. Concrete Common Stock issued in accordance with the terms of this Agreement (the "Restricted Shares") will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Restricted Shares are being or will be acquired by the Stockholders solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution. Each Stockholder covenants, warrants and represents that none of the Restricted Shares held by such Stockholder will be, directly or indirectly, offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. Certificates representing the Restricted Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE

     STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

     10.02 ECONOMIC RISK; SOPHISTICATION; ACCREDITED INVESTORS. Each Stockholder is able to bear the economic risk of an investment in the Restricted Shares and can afford to sustain a total loss of such investment. Each Stockholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his or her own interests in connection with the acquisition of the Restricted Shares pursuant hereto. Each Stockholder represents to U.S. Concrete that he or she is an "accredited investor," as that term is defined in Regulation D under the 1933 Act. Each Stockholder or his or her representatives have had an adequate opportunity to ask questions of, and receive answers from the appropriate officers and representatives of U.S. Concrete concerning, among other matters, U.S. Concrete, its management, business, operations and financial condition, its plans for the operation of its business and potential additional acquisitions, and to obtain any additional information requested by such Stockholder or his or her representatives concerning such matters.

     10.03 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the resale of U.S. Concrete Common Stock to the public without registration, for a period of two years after the Closing, U.S. Concrete agrees to use its commercially reasonable efforts to:

          (a) make and keep public information (as such terms are defined in Rule 144) regarding U.S. Concrete available;

          (b) file with the SEC in a timely manner all reports and other documents required of U.S. Concrete under the 1933 Act and the 1934 Act; and

          (c) furnish to a Stockholder upon written request a written statement by U.S. Concrete as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of U.S. Concrete, and such other reports and documents so filed as such Stockholder may reasonably request in availing himself or herself of any rule or regulation of the SEC allowing such Stockholder to sell any such shares without registration.

     10.04 RESTRICTION ON SALE OR OTHER TRANSFER OF RESTRICTED SHARES. The Stockholders covenant, warrant and represent that (i) none of the Restricted Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of, directly or indirectly, during the one-year period commencing on the Closing Date (the "Initial Lockup Period") and (ii) 50% of the Restricted Shares will not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of, directly or indirectly, during the two-year period commencing on the Closing Date (the "Secondary Lockup Period" and together with the Initial Lockup Period, the "Lockup Periods") and, after the applicable Lockup Period, the Restricted Shares may be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of directly or indirectly, only after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC; and, during the applicable Lockup Period, the Stockholders shall not engage in put, call, short-sale, hedge, straddle or similar transactions intended to reduce the Stockholders' risk of owning the Restricted Shares subject to the applicable Lockup Period. Certificates representing 50% of the Restricted Shares shall bear the following legend, which shall reflect the Initial Lockup Period, in addition to the legend under Section 10.01:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL RESTRICTION ON TRANSFER THAT EXPIRES ON NOVEMBER 5, 2000 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF DURING THE PERIOD OF SUCH CONTRACTUAL RESTRICTION WITHOUT THE PRIOR WRITTEN CONSENT OF U.S. CONCRETE, INC.

Certificates representing the remaining 50% of the Restricted Shares shall bear the following legend, which shall reflect the Secondary Lockup Period, in addition to the legend under Section 10.01:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL RESTRICTION ON TRANSFER THAT EXPIRES ON NOVEMBER 5, 2001 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF DURING THE PERIOD OF SUCH CONTRACTUAL RESTRICTION WITHOUT THE PRIOR WRITTEN CONSENT OF U.S. CONCRETE, INC.


                                   ARTICLE XI
                                 MISCELLANEOUS

     11.01 SUCCESSORS AND ASSIGNS; RIGHTS OF PARTIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of Law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of U.S. Concrete and the Companies, and the heirs and legal representatives of the Stockholders. Except as provided in ARTICLE VII or in this Section 11.01, nothing in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     11.02 ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Companies and U.S. Concrete and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Stockholders, the Companies and U.S. Concrete, acting through their respective officers, duly authorized by their respective Boards of Directors. Any right hereunder may be waived only by a written instrument executed by the party waiving such right.

     11.03 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

     11.04 BROKERS AND AGENTS. Except for the Stockholders' engagement of W.Y. Campbell and Company, whose fees and expenses are liabilities and obligations of the Stockholders, each party hereto represents and warrants that it employed no broker or agent in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify each other party against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     11.05 NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested (which will be deemed given three business days after deposit), or by delivering the same in person to an officer or agent of such party (which will be deemed given when actually received), as follows:

     If to U.S. Concrete, addressed to it at:

                         U.S. Concrete, Inc.
                         1300 Post Oak Blvd., Suite 1200
                         Houston, Texas 77056
                         Attn:  Corporate Secretary

     If to the Stockholders, addressed as follows:

                         B. Thomas Stover, as Trustee under the Trust Agreement dated February 20, 1986 for B Thomas Stover
                         5499 Mystic Lake Drive
                         Brighton, Michigan  48116

                         Sarah M. Stover, as Trustee under the Trust Agreement dated February 27, 1990 for Sarah M. Stover
                         5499 Mystic Lake Drive
                         Brighton, Michigan 48116

                         B. Andrew Stover
                         5499 Mystic Lake Drive
                         Brighton, Michigan  48116

                         B. Thomas Stover, Custodian under the Michigan Uniform Gifts to Minors Act for the benefit of Carolyn A. Stover
                         5499 Mystic Lake Drive
                         Brighton, Michigan  48116

                         Jeffery D. Spahr
                         7851 Lee Road
                         Brighton, Michigan 48116

                         Jeffery T. Stover
                         5499 Mystic Lake Drive
                         Brighton, Michigan  48116

                         Bradley C. Stover
                         5499 Mystic Lake Drive
                         Brighton, Michigan  48116

                         with a copy (which shall not constitute notice) to:

                         Dickinson Wright PLLC
                         Attn: Richard M. Bolton, Esq.
                         500 Woodward Avenue, Suite 4000
                         Detroit, Michigan 48226

or such other address as any party hereto shall specify pursuant to this Section
11.05 from time to time.

     11.06 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE IV and ARTICLE V shall survive the Closing for a period of two years from the Closing Date (the "Expiration Date"), except that the representations and warranties set forth in Sections 4.03, 4.11, 4.16 and
4.18 hereof shall survive until such time as the applicable statute of limitations period has run, which shall be deemed to be the Expiration Date for Sections 4.03, 4.11, 4.16 and 4.18, as the case may be. The respective parties shall remain liable after the Expiration Date for breaches of the representations and warranties set forth in ARTICLE IV and ARTICLE V, provided such breaches are asserted in good faith by notice in writing to the alleged breaching party prior to the Expiration Date.

     11.07 EXERCISE OF RIGHTS AND REMEDIES; REMEDIES CUMULATIVE. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver. No right, remedy or election any term of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.

     11.08 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     11.09 Section Headings; Gender. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this

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

Agreement. Words of the masculine gender in this Agreement shall be deemed and construed to include correlative words of the feminine and neuter genders and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

     11.10 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Michigan (except for its principles governing conflicts of laws).

     11.11  DISPUTE RESOLUTION.

     (a) Except with respect to injunctive relief as provided in Section 8.02 and Section 9.02 (which relief may be sought from any court or administrative agency with jurisdiction with respect thereto), any unresolved dispute or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect.

     (b) The arbitration proceedings shall be conducted before a single arbitrator, unless any party's claim exceeds $500,000, exclusive of interest and attorneys' fees, in which case the dispute shall be heard and determined by three arbitrators. The arbitrator(s) shall be a practicing attorney or a retired judge. The place of arbitration shall be Chicago, Illinois.

     (c) The arbitrator(s) shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by the arbitrator shall be final and binding. Judgment may be entered on the arbitrator's award in any court having jurisdiction thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    U.S. CONCRETE, INC.


                                    By: /s/ Donald Wayne
                                       ---------------------------------
                                       Donald Wayne, Vice President

                                    STOCKHOLDERS:

                                    B. THOMAS STOVER, AS TRUSTEE UNDER THE TRUST
                                    AGREEMENT DATED FEBRUARY 20, 1986 FOR B.
                                    THOMAS STOVER


                                    By: /s/ B. Thomas Stover
                                        ___________________________
                                        B. Thomas Stover

                                    SARAH M. STOVER, AS TRUSTEE UNDER THE TRUST
                                    AGREEMENT DATED FEBRUARY 27, 1990 FOR SARAH
                                    M. STOVER


                                    By: /s/ Sarah M. Stover
                                        ___________________________
                                        Sarah M. Stover


                                    /s/ B. Andrew Stover
                                    _______________________________
                                        B. Andrew Stover

                                    B. THOMAS STOVER, CUSTODIAN UNDER THE
                                    MICHIGAN UNIFORM GIFTS TO MINORS ACT FOR THE
                                    BENEFIT OF CAROLYN A. STOVER


                                    By: /s/ B. Thomas Stover
                                        ___________________________
                                        B. Thomas Stover


                                    /s/ Jeffery D. Spahr
                                    _______________________________
                                    Jeffery D. Spahr


                                    /s/ Jeffrey T. Stover
                                    _______________________________
                                    Jeffrey T. Stover


                                    /s/ Bradley C. Stover
                                    _______________________________
                                    Bradley C. Stover